Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-1 of Cancer Genetics, Inc. of our report dated March 10, 2016, relating to the consolidated financial statements of Cancer Genetics, Inc. appearing in the Annual Report on Form 10-K of Cancer Genetics, Inc. for the year ended December 31, 2015.

We also consent to the reference to our firm under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ RSM US LLP

New York, NY
December 22, 2016